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                                                                     Exhibit 4.1

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of May 29, 2002, by and among divine, inc, a Delaware corporation, with headquarters located at 1301 North Elston Avenue, Chicago, Illinois 60622 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT"). (Unless otherwise indicated, capitalized terms used in this Agreement shall have the meanings ascribed to such terms herein.)

         B. The Company has authorized the following new series of its preferred stock, par value $0.001 per share: the Company's Series B Convertible Preferred Stock (the "PREFERRED STOCK"), which shall be convertible into shares of the Company's Class A common stock, par value $0.001 per share (the "COMMON STOCK"), in accordance with the terms of the Company's Certificate of Designations, Preferences and Rights of the Preferred Stock, substantially in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF DESIGNATIONS").

         C. Subject to the terms and conditions set forth in this Agreement, the Buyers set forth under the heading "Initial Buyers" on the Schedule of Buyers (the "INITIAL BUYERS") wish to purchase at the Initial Closing an aggregate of up to 22,941 shares of the Preferred Stock (the "INITIAL PREFERRED SHARES" and, as converted, the "INITIAL CONVERSION SHARES"), in the respective amounts set forth opposite such Initial Buyer's name on the Schedule of Buyers, at a purchase price per share of $1,000 (the "PURCHASE PRICE").

         D. Subject to the terms and conditions set forth in this Agreement, the Buyers set forth under the heading "Mandatory Buyers" on the Schedule of Buyers (or, if consented to by the Company (which consent will not be unreasonably withheld), an affiliate thereof) (the "MANDATORY BUYERS") will be required under this Agreement to buy, and the Company will be required under this Agreement to sell to the Mandatory Buyers, at the Mandatory Closing, for a purchase price per share of Mandatory Preferred Share and related Warrant equal to the Purchase Price, (I) that number of shares of Preferred Stock determined in accordance with Section 1(a) hereof (the "MANDATORY PREFERRED SHARES" and, as converted, the "MANDATORY CONVERSION SHARES"), and (II) warrants, substantially in the form attached hereto as EXHIBIT B (the "WARRANTS"), to acquire a number of shares (rounded up to the nearest whole share) of Preferred Stock (as exercised, collectively, the "WARRANT PREFERRED SHARES") equal to 25% of the number of Mandatory Preferred Shares being purchased by each such Mandatory Buyer at the Mandatory Closing (as such Warrant Preferred Shares are converted, collectively, the "WARRANT COMMON SHARES").

         E. Contemporaneously with the execution and delivery of this Agreement, the Company, the Initial Buyers (other than the Follow-On Initial Buyers) and the Mandatory Buyers

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(other than the Follow-On Mandatory Buyers) are executing and delivering a
Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1.       PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

                  a. PURCHASE OF PREFERRED SHARES. Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Initial Buyer, and each Initial Buyer severally agrees to purchase from the Company, at a purchase price per share equal to the Purchase Price, the respective number of Initial Preferred Shares set forth opposite such Initial Buyer's name on the Schedule of Buyers (the "INITIAL CLOSING"). Subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b), each Mandatory Buyer shall purchase, and the Company shall issue and sell to each Mandatory Buyer, for a purchase price per share of Mandatory Preferred Share and related Warrant equal to the Purchase Price, (i) the respective number of Mandatory Preferred Shares equal to the aggregate dollar amount payable by each such Mandatory Buyer as set forth opposite such Mandatory Buyer's name in the appropriate column on the Schedule of Buyers, DIVIDED BY the Purchase Price (the "MANDATORY CLOSING"), and (ii) the related Warrants to acquire a number of Warrant Preferred Shares (rounded up to the nearest whole share) equal to 25% of the number of Mandatory Preferred Shares being purchased by such Mandatory Buyer at the Mandatory Closing; provided, however, that, subject to the terms and conditions of this Agreement, including, without limitation, the satisfaction (or waiver) of the conditions set forth in Section 7(b) below, Oak Investment Partners X, Limited Partnership and Oak X Affiliates Fund, Limited Partnership (collectively, "OAK") and/or affiliates of Oak (the "OAK AFFILIATES" and, together with Oak, the "OAK FUNDS") shall purchase at the Mandatory Closing an aggregate number of Mandatory Preferred Shares (and the related Warrants) equal to the quotient of (i) $60,000,000, MINUS the aggregate Purchase Price paid by the Oak Funds for Initial Preferred Shares purchased by the Oak Funds at the Initial Closing, (including, but not limited to, any Initial Preferred Shares purchased pursuant to the Initial Closing True Up Amount) DIVIDED BY (ii) the Purchase Price. (The Initial Closing and the Mandatory Closing collectively are referred to in this Agreement as the "CLOSINGS"). The Initial Preferred Shares, the Mandatory Preferred Shares and the Warrant Preferred Shares collectively are referred to in this Agreement as the "PREFERRED SHARES" and the Initial Conversion Shares, the Mandatory Conversion Shares and the Warrant Common Shares collectively are referred to in this Agreement as the "CONVERSION SHARES". "BUSINESS DAYS" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                  b. THE INITIAL CLOSING DATE. The date and time of the Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m. Central Time on a Business Day within two (2)


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Business Days following the date hereof, subject to the satisfaction (or waiver)
of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and Oak). With the exception of Oak, the Initial Buyers may execute and deliver to the Company a signature page to this Agreement and pay to the Company the aggregate Purchase Price payable for the Initial Preferred Shares which such Initial Buyer has agreed to purchase under and in accordance with this Agreement (those Initial Buyers that so execute a signature page to this Agreement after the date hereof in accordance herewith are referred to in this Agreement collectively as the "FOLLOW-ON INITIAL BUYERS") at any time prior to June 7, 2002 (the "INITIAL CLOSING DEADLINE DATE"); provided, however, notwithstanding anything in this Agreement to the contrary, if any such Follow-On Initial Buyer has not executed and delivered to the Company a signature page to this Agreement, or paid the aggregate Purchase Price payable thereby hereunder with respect to its respective Initial Preferred Shares, on or prior to the Initial Closing Deadline Date, such Follow-On Initial Buyer shall have no further right to purchase Initial Preferred Shares under this Agreement; provided further, that, notwithstanding anything in this Agreement to the contrary, Oak shall also pay to the Company on the Initial Closing Deadline Date an amount equal to $22,941,000.00, minus the aggregate Purchase Price received by the Company on or prior to such Initial Closing Deadline Date from all Initial Buyers (including, without limitation, Oak and the Follow-On Initial Buyers) (the "INITIAL CLOSING TRUE UP AMOUNT"), and the Company shall issue and sell to Oak as of the Initial Closing Date an aggregate number of Initial Preferred Shares equal to the Initial Closing True Up Amount, DIVIDED BY the Purchase Price. The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois
60661-3693. The parties hereto agree that for purposes of this Agreement, the Transaction Documents and any other certificates, documents or agreements entered into or delivered in connection with the transactions contemplated hereby, with respect to the Follow-On Initial Buyers, the closing date for the purchase of the Initial Preferred Shares purchased thereby hereunder shall be deemed to be the Initial Closing Date.

                  c. THE MANDATORY CLOSING DATE. The date and time of the Mandatory Closing (the "MANDATORY CLOSING DATE") shall be 10:00 a.m. Central Time, within five (5) Business Days after the date of the stockholder meeting referred to in Section 4(k) at which Stockholder Approval is obtained and following the date of the receipt by each Buyer of the Mandatory Share Notice, subject to satisfaction (or waiver) of the conditions to the Mandatory Closing set forth in Sections 6(b) and 7(b) and the conditions set forth in this Section 1(c) (or such later date as is mutually agreed to by the Company and Oak). With the exception of Oak, the Mandatory Buyers may execute and deliver to the Company a signature page to this Agreement (those Mandatory Buyers that execute and deliver to the Company a signature page to this Agreement after the date hereof in accordance herewith are referred to in this Agreement collectively as the "FOLLOW-ON MANDATORY BUYERS") at any time prior to June 7, 2002 (the "MANDATORY CLOSING EXECUTION DATE"); provided, however, notwithstanding anything in this Agreement to the contrary, if any such Follow-On Mandatory Buyer has not executed and delivered to the Company a signature page to this Agreement by the Mandatory Closing Execution Deadline, such Follow-On Mandatory Buyer shall have no further right to purchase Mandatory Preferred Shares or Warrants under this Agreement. The Company shall deliver written notice (the "MANDATORY SHARE NOTICE") to each Buyer on a date (the "MANDATORY SHARE NOTICE DATE") as soon as commercially reasonable after the Company has received the approval of the Company's stockholders pursuant to Section 4(k), but in no event later than


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July 31, 2002; provided that Oak may agree to an extension of such date by providing written notice to the Company and the other Buyers of its decision to extend such date, in which case Oak's right to terminate the parties' obligations with respect to the Mandatory Closing under Section 8(l) of this Agreement shall automatically be modified to a date seven (7) days after such agreed upon extended date. The Mandatory Share Notice shall set forth (i) the aggregate number of Mandatory Preferred Shares which such Mandatory Buyer is required to purchase at such Mandatory Closing, (ii) the number of related Warrant Preferred Shares subject to warrant which such Mandatory Buyer is required to purchase at such Mandatory Closing, (iii) such Mandatory Buyer's aggregate Purchase Price for the Mandatory Preferred Shares and the related Warrants and (iv) the date of the Mandatory Closing Date, which shall in no event be later than the fifth (5th) Business Day after the date of the stockholder meeting referred to in Section 4(k) at which the Stockholder Approval is obtained (or such later date as is mutually agreed to by the Company and Oak). Notwithstanding the foregoing, the Company shall not be entitled to deliver a Mandatory Share Notice unless, prior to the Mandatory Closing Date, the Company has received the Stockholder Approval to issue the Conversion Shares upon conversion of the Preferred Shares in excess of the Exchange Cap (as defined in the Certificate of Designation).

                  d. FORM OF PAYMENT. On each of the Closing Dates, (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and, in the case of the Mandatory Closing, the related Warrants to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, less any amount withheld for expenses of Oak pursuant to Section 4(h), and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "PREFERRED STOCK CERTIFICATES") representing such number of the Preferred Shares which such Buyer is then purchasing hereunder along with warrants representing the related Warrants, if applicable, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

         2.       BUYER'S REPRESENTATIONS AND WARRANTIES.

                  Each Buyer represents and warrants with respect to only itself that:

                  a. INVESTMENT PURPOSE. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable upon conversion thereof and
(iii) upon exercise of the Warrants, will acquire the Warrant Preferred Shares issuable upon exercise thereof (the Preferred Shares, the Conversion Shares and the Warrants collectively are referred to herein as the "SECURITIES"), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  b. ACCREDITED INVESTOR STATUS. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and a "qualified institutional buyer" as that term is defined in Rule 144A promulgated under the 1933 Act.


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                  c. RELIANCE ON EXEMPTIONS. Such Buyer understands that the
Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  d. INFORMATION. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Sections 3 and 8(m) below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  e. NO GOVERNMENTAL REVIEW. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. TRANSFER OR RESALE. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel (or such other evidence reasonably acceptable to the Company), in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  g. LEGENDS. Such Buyer understands that the certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except


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as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Such Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act or (ii) advice of counsel that such sale is exempt from the registration requirements of Section 5 of the 1933 Act, including, without limitation, a transaction pursuant to Rule 144.

                  h. AUTHORIZATION; ENFORCEMENT; VALIDITY. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and are valid and binding agreements of such Buyer enforceable against such Buyer in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  i. RESIDENCY. Such Buyer is a resident of that jurisdiction specified in its address on the Schedule of Buyers.


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         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Buyers that except to the extent (i) disclosed with reasonable specificity on the schedules to this Agreement, with respect to Sections 3(b), (e) and (o) and, (ii) with respect to all other subsections in this Section 3, disclosed with reasonable specificity on the schedules to this Agreement or the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (the "2002 Filings") filed by the Company (other than (x) those Sections of the 2002 Filings entitled or captioned "Risk Factors" and (y) disclosures in those documents which are filed as exhibits to, or incorporated by reference in, such 2002 Filings):

                  a. ORGANIZATION AND QUALIFICATION. The Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns fifty percent (50%) or more of the outstanding voting securities) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, prospects, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the authority or ability of the Company to perform its obligations under the Transaction Documents or the Certificate of Designations. The Company has no Subsidiaries except as set forth on SCHEDULE 3(a).

                  b. AUTHORIZATION; ENFORCEMENT; VALIDITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), to execute and file the Certificate of Designations, and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the execution and filing of the Certificate of Designations by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Preferred Shares, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except such stockholder approval as may be required by The Nasdaq Stock Market, Inc. for the issuance of a number of shares of Common Stock which is greater than or equal to 20% of the number of shares outstanding on the date of this Agreement). The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their


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terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. The Certificate of Designations has been filed prior to the Initial Closing Date with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended unless in compliance with its terms.

                  c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 2,650,000,000 shares of Common Stock, of which as of May 24, 2002, 477,952,161 shares (before giving effect to the reverse stock split of the Common Stock effective at 12:01 a.m. on May 29,
2002) are issued and outstanding, (ii) 100,000,000 shares of the Company's Class C common stock, par value $0.001 per share, none of which are issued and outstanding as of the date hereof, and (iii) 50,000,000 shares of Preferred Stock, of which as of the date hereof 500,000 shares have been designated as Series A Junior Participating Preferred Stock (the "PARTICIPATING PREFERRED STOCK"). As of the date hereof, no shares of Preferred Stock or Participating Preferred Stock are issued and outstanding. All of such outstanding or issuable shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as set forth in those documents listed on SCHEDULE 3(c) and except for (y) the rights to purchase the Participating Preferred Stock pursuant to the Rights Plan and (z) options to purchase 62,712,899 shares (before giving effect to the reverse stock split of the Common Stock effective at 12:01 a.m. on May 29, 2002) of Common Stock issued pursuant to the Company's 1999 Stock Option Plan, options to purchase 26,914,142 shares (before giving effect to the reverse stock split of the Common Stock effective at 12:01 a.m. on May 29, 2002) of Common Stock issued pursuant to the Company's 2001 Stock Option Plan and 1,342,613 shares (before giving effect to the reverse stock split of the Common Stock effective at 12:01 a.m. on May 29, 2002) of Common Stock reserved for issuance pursuant to the Company's 2000 Employee Stock Purchase Plan, (A) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights; (B) there are no outstanding debt instruments issued by the Company; (C) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable for, any shares of capital stock of the Company or any of its Subsidiaries; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement; and (F) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "CERTIFICATE OF INCORPORATION"), and the Company's Amended and Restated Bylaws, as amended and as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or


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exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto. Except for the Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock, the Company does not have any certificate of designations in effect as of the date hereof.

                  d. ISSUANCE OF SECURITIES. The Preferred Shares are duly authorized and, upon issuance in accordance with the terms hereof and the Warrants, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Designations. 13,000,000 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares. Upon conversion in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to accuracy of the representations set forth in Section 2, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  e. NO CONFLICTS. Except as set forth on SCHEDULE 3(e), the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) (either individually or together with the execution, delivery and performance of the Viant Merger Agreement and the Delano Merger Agreement (as such terms are defined in Section 3(w))) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument (including, without limitation, any stock option, employee stock purchase or similar plan or any employment or similar agreement) to which the Company or any of its Subsidiaries is a party (including, without limitation, triggering the application of any change of control or similar provision (whether "single trigger" or "double trigger")); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or bylaws, respectively. Except as set forth on SCHEDULE 3(e), neither the Company or any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except (A) for compliance with the HSR Act or as specifically contemplated by this Agreement, (B) as required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 ACT") and the rules and regulations promulgated thereby and the Nasdaq National Market or (C) as may be required by any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. Except as set forth on SCHEDULE 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain as described in the preceding sentence shall have been obtained or effected on or prior to the Initial Closing Date. Except as set forth on SCHEDULE 3(e), the Company is not in violation of the listing requirements of the Principal Market.

                  f. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 2001, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) and all forms, documents and instruments filed by the Company with the SEC pursuant to the 1933 Act (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) being hereinafter referred to as the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with U.S. generally accepted accounting principles ("GAAP") and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or as otherwise may be permitted by the SEC on Form 10-Q under the 1934 Act) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date of this Agreement, the Company meets the requirements for use of Form S-3 for registration of the resale of Registrable Securities (as defined in the Registration Rights Agreement).

                  g. ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 3(g), since December 31, 2001 there has been no material adverse change and no material adverse development in the business, properties, assets, operations, prospects, results of operations or financial conditions of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law.

                  h. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries, except where any of the foregoing would not result, either individually or in the aggregate, in a Material Adverse Effect and except as set forth on SCHEDULE 3(h).

                  i. ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF PREFERRED SHARES. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of an arm's length purchaser with respect to the Company in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the Certificate of Designations and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  j. NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  k. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  l. EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Except as set forth on SCHEDULE 3(l), none of the Company's or its Subsidiaries' employees is a member of a union which relates to such employee's relationship with the Company, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

                  m. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as set forth on SCHEDULE 3(m)(i), the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct their respective businesses as now, or as contemplated to be, conducted, except where the failure to own or possess such rights would not result, either individually or in the aggregate, in a Material Adverse Effect. There is no infringement by the Company or its Subsidiaries of trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets or other intellectual property rights of others, or of any development of similar or identical trade secrets or technical information by others and, except as set forth on SCHEDULE 3(m)(ii), there is no claim, action or proceeding being made or brought against, the Company or its Subsidiaries regarding its trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, trade secrets, or infringement of other intellectual property rights, except where any of the foregoing would not result, either individually or in the aggregate, in a Material Adverse Effect. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  n. ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing cases, the failure to so comply would not result, either individually or in the aggregate, in a Material Adverse Effect.

                  o. TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except (i) such as are set forth on SCHEDULE 3(o), (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries, (iii) such liens or encumbrances against any landlord's or owner's interest in any leased property or (iv) for taxes not yet due and payable. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

                  p. INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

                  q. REGULATORY PERMITS. Except the absence of which would not result, either individually or in the aggregate, in a Materially Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  r. INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability and (iii) access to assets or incurrence of liability is permitted only in accordance with management's general or specific authorization.

                  s. TAX STATUS. Except as set forth on SCHEDULE 3(s), the Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes), (ii) other than taxes that in an aggregate amount would not be material (and the nonpayment of which would not have a Material Adverse Effect), has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves for on its books, and (iii) other than accruals for taxes in an aggregate amount that would not be material (and the nonpayment of which would not have a Material Adverse Effect), has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause
(i) above) apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

                  t. TRANSACTIONS WITH AFFILIATES. Except as set forth on
SCHEDULE 3(t) and in the SEC Documents filed with the SEC prior to the date of this Agreement, and other than the grant of stock options issued under the Company's 1999 Stock Option Plan or 2001 Stock Option Plan, as of the date hereof, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                  u. APPLICATION OF TAKEOVER PROTECTIONS. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers' ownership of the Securities.

                  v. RIGHTS AGREEMENT. The Company has amended the Rights Agreement between the Company and Computershare Investor Services, LLC, as Rights Agent (the "Rights Plan"), to ensure that (i) none of the Buyers is intended to be or will be deemed to be an Acquiring Person within the meaning of the Rights Plan because of the acquisition of the Securities (including the Conversion Shares and the Warrant Preferred Shares) pursuant to this Agreement,
(ii) the acquisition of the Securities (including the Conversion Shares and the Warrant Preferred Shares) pursuant to this Agreement, shall not, under any circumstances, trigger a Distribution Date within the meaning of the Rights Plan and (iii) the Securities (including the Conversion Shares and the Warrant Preferred Shares) will not be included in determining whether any Buyer is an Acquiring Person within the meaning of the Rights Plan; provided, however, that only Securities (including the Conversion Shares and the Warrant Shares) acquired pursuant to this Agreement shall be deemed excluded from the number of shares of Common Stock deemed beneficially owned by each Buyer in determining whether such Buyer is an Acquiring Person within the meaning of the Rights Plan.

                  w. RECENT DEVELOPMENTS. The Company has delivered to Oak true and correct copies of (i) the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2002, by and between the Company, DVC Acquisition Company, a wholly-owned subsidiary of the Company, and Viant Corporation, as in effect on the date hereof (the "VIANT MERGER AGREEMENT"), and the schedules to the Viant Merger Agreement, and (ii) the Combination Agreement, dated as of March 12, 2002, by and between the Company and Delano Technology Corporation, as in effect on the date hereof (the "DELANO MERGER AGREEMENT"), and the schedules to the Delano Merger Agreement. To the knowledge of the Company, as of the date hereof, there are no material breaches by Viant Corporation or Delano Technology Corporation of any of their respective representations or warranties under the Viant Merger Agreement or Delano Merger Agreement, as the case may be.

                  x. INVESTMENT COMPANY. The Company is not, and after giving effect to the offering and sale of the Securities hereunder and the application of the proceeds thereof as described in this Agreement will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  y. FULL DISCLOSURE. No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading.

         4.       COVENANTS.

                  a. BEST EFFORTS. Subject to any party's right to terminate this Agreement pursuant to Section 8, each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in
Section 6 (in the case of the Buyers) and Section 7 (in the case of the Company) of this Agreement; provided, however, nothing in this Section 4(a) shall be deemed to require the Mandatory Closing Buyers to purchase Mandatory Preferred Shares unless and until the conditions set forth in Section 7(b) are satisfied or waived.

                  b. FORM D AND BLUE SKY. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Dates. The Company shall make all filings and reports relating to the offer and sale of the Securities to the Buyers required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

                  c. REPORTING STATUS. Until the earlier of (i) the date which is one year after the date as of which all of the Investors (as that term is defined in the Registration Rights Agreement) (or permitted transferees thereof) may sell the Conversion Shares pursuant to Rule 144 promulgated under the 1933 Act (or successor thereto) or (ii) three (3) years from the date hereof (the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination, other than as the result of a merger or consolidation or sale or transfer of all or substantially all of the Company's assets where the Company is in compliance with Section 4(l) of this Agreement.

                  d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Shares for general working capital.

                  e. FINANCIAL INFORMATION. The Company agrees to send the following to each Buyer during the Reporting Period: (i) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR, within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act; and (ii) on the same day as the release thereof copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  f. RESERVATION OF SHARES. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all outstanding Preferred Shares and all Warrant Preferred Shares issuable upon exercise of all outstanding Warrants.

                  g. LISTING. The Company shall use its best efforts to maintain the Common Stock's authorization for quotation on the Nasdaq National Market (the "PRINCIPAL MARKET") or to obtain and maintain a listing on The American Stock Exchange, Inc. (as applicable, the "PRINCIPAL MARKET"). The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g).

                  h. EXPENSES. At the applicable Closing, the Company shall reimburse Oak for Oak's reasonable legal fees and expenses actually incurred of one counsel in due diligence and negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby up to an aggregate of $75,000 for all payments pursuant to this sentence and which amount may be withheld by such Buyer from its Purchase Price to be paid at the applicable Closing. The Company will pay all other expenses of the Company associated with the transactions contemplated by this Agreement, including, without limitation, fees and expenses associated with any filings or other actions necessary under the HSR Act (as defined in Section 6(a)).

                  i. FILING OF FORM 8-K. On or before the first (1st) Business Day following the Initial Closing Date the Company shall file a Form 8-K with the SEC (the "INITIAL 8-K") describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Form 8-K this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Form of Warrant, in the form required by the 1934 Act. The Company shall file a press release or other announcement of this Agreement or the transactions contemplated hereby concurrently with the filing of the Initial 8-K with the SEC. On or before the first (1st) Business Day following the Mandatory Closing Date, the Company shall file a Form 8-K with the SEC describing the transaction consummated or proposed on such date.

                  j. TRANSACTIONS WITH AFFILIATES. So long as any Preferred Shares or Warrants are outstanding, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates of the Company or its Subsidiaries or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "RELATED PARTY"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the Company, or (d) except as set forth on SCHEDULE 4(j). For purposes hereof, any director who is also an officer of the Company or any Subsidiary shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly,
(i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "CONTROL" or "CONTROLS" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                  k. PROXY STATEMENT. The Company shall provide each stockholder entitled to vote at the next meeting of stockholders of the Company, which the Company shall cause to occur as soon as commercially reasonable after the Initial Closing Date, but in any event on or before July 31, 2002 (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously reviewed by Oak and a counsel of their choice (and with respect to which the Company has used its best efforts to accept the comments of such Buyers and counsel), soliciting each such stockholder's affirmative vote at such stockholder meeting for approval of the Company's issuance of Conversion Shares in excess of the Exchange Cap (as defined in the Certificate of Designations) in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "STOCKHOLDER APPROVAL"), and the Company shall solicit its stockholders' approval of such issuance of the Securities. Such solicitation shall include the recommendation of the Board of Directors in favor of Stockholder Approval, unless the Board of Directors determines in good faith after consultation with counsel to the Company that making such recommendation would be inconsistent with the Board of Directors' fiduciary duties under applicable law, in which case, the Company shall submit such matter to the Company's stockholders without such recommendation. The Company shall promptly notify the Buyers of any comments by the SEC on such proxy statement and shall provide the Buyers with a copy of such comments. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(g) and reimburse the Buyers for the fees and expenses of one counsel to the Buyers in connection with such counsel's review of the proxy statement referred in the first sentence of this
Section 4(k).

                  l. CORPORATE EXISTENCE. So long as any Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets,
(x) except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and
(ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market, The American Stock Exchange, Inc. or The New York Stock Exchange, Inc. and (y) the Company complies with Section 5 of the Certificate of Designations (if applicable).

                  m. LOCK-UP AGREEMENT. Each of the Buyers, severally and not jointly, hereby agrees that from the date hereof until the date which is one year after the Initial Closing Date, such Buyer will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Securities (collectively, the "RESTRICTED SECURITIES"), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such aforementioned transaction is to be settled by delivery of the Restricted Securities or other securities, in cash or otherwise, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Company. The foregoing sentence (i) shall not apply (A) to dispositions to the Company pursuant to the net exercise provisions of the Warrant, (B) to transactions relating to the Restricted Securities acquired by the such Buyer (I) prior to the execution of this Agreement or (II) in the open market after the date of this Agreement, or (C) with respect to transfers to family members, Affiliates, partners, members, former partners or members or shareholders of such Buyer in private transactions in which the transferee agrees to be bound by the provisions of this Section 4(m) as if such transferee were a Buyer and (ii) shall expire, for each Buyer, in its entirety (y) immediately before the acquisition of the Company by another person or entity, whether by merger, asset sale or otherwise and (z) immediately (I) upon the breach by the Company of any material obligation to the Buyers in the Transaction Documents or the Certificate of Designations, unless such breach is capable of being and is cured within ten (10) Business Days of written notice to the Company of such breach from the Buyers, (II) upon the failure to elect either Oak nominee to the Board of Directors of the Company in accordance with
Section 7(d) of the Certificate of Designations (if Oak has exercised its right to elect such director), (III) upon Oak reasonably concluding that any representation or warranty set forth in Section 3 was materially untrue when made, and such breach has had or is reasonably likely to have a materially adverse effect on the value of the Buyers' investment in the Company pursuant to this Agreement, and Oak has notified the Company in writing of such conclusion and (IV) upon a material breach by the Company of any of the protective provisions of the Certificate of Designations, unless such breach is capable of being and is cured within ten (10) Business Days of written notice to the Company of such breach from the Buyers.

                  n. RIGHTS OF REDEMPTION.

                           (i) TRIGGERING EVENT. Each of the events listed on
         SCHEDULE 4(n) to this Agreement shall constitute a "TRIGGERING EVENT":
         Within five (5) Business Days of the occurrence of a Triggering Event, the Company will give notice to all Buyers of such occurrence (the "TRIGGER NOTICE").

                           (ii) REDEMPTION RIGHT. If any Buyer of Preferred Shares hereunder becomes aware of a Triggering Event, such Buyer may require the Company to redeem all or any of the Preferred Shares then held by such Buyer by delivering written notice to the Company within thirty (30) days after the date of the Trigger Notice (the "REDEMPTION NOTICE"), which Redemption Notice shall indicate the number of Preferred Shares that such Buyer is electing to redeem hereunder. Each Preferred Share subject to redemption by the Company pursuant to this
         Section 4(n) shall be redeemed by the Company at a price per Preferred Share equal to the Liquidation Preference (as defined in the Certificate of Designations) of such Preferred Share as in effect on the date of the Redemption Notice (the "REDEMPTION PRICE"); provided that if a Buyer has delivered a Redemption Notice to the Company as a result of a Disposition Triggering Event (as defined on Schedule 4(n)(i)(C)), the Company shall only be required, in the aggregate, to redeem from all Buyers up to that number of Preferred Shares having an aggregate Redemption Price equal to 50% of the applicable Disposition Value. If such amount is insufficient to redeem all Preferred Shares subject to a Redemption Notice, the Company shall redeem shares pro rata from the Buyers that have given a Redemption Notice (the "REDEEMING BUYERS") based upon the aggregate number of outstanding Preferred Shares then held by each such Redeeming Buyer relative to the aggregate number of outstanding Preferred Shares then held by all Redeeming Buyers.

                           (iii) MECHANICS. Each Redeeming Buyer shall promptly submit to the Company such Redeeming Buyer's Preferred Stock Certificates representing the Preferred Shares which such Redeeming Buyer has elected to have so redeemed (or a lost stock affidavit therefor reasonably acceptable to the Company). The Company shall deliver the applicable Redemption Price to a Redeeming Buyer from whom the Company has received a Redemption Notice within 45 days after the date of the Trigger Notice; provided that such Redeeming Buyer has delivered to the Company the Preferred Stock Certificates representing the Preferred Shares being redeemed (or a lost stock affidavit therefor reasonably acceptable to the Company). In the event of a redemption of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Redeeming Buyer holding such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been redeemed.

                           (iv) REDEMPTION WHEN THERE IS MORE THAN ONE REDEEMING BUYER. Notwithstanding anything in this Section 4(n) to the contrary, if the Company receives more than one Redemption Notice and the Company is unable to redeem all of the Preferred Shares submitted for redemption pursuant to the Redemption Notices, then the Company shall redeem a pro rata amount from each Redeeming Buyer based on the number of Preferred Shares submitted for redemption by each such Redeeming Buyer and redeem from each such Redeeming Buyer from time to time a pro rata amount of the balance of the Preferred Shares so tendered for redemption as soon as the Company has funds legally available for such purpose. As long as any redemption obligation hereunder is continuing, the Company will not declare or pay any dividends, repurchase any shares of outstanding capital stock (except pursuant to Section 6(g) of the Certificate of Designations and except repurchases from employees, directors or consultants at cost pursuant to contracts approved by the Board of Directors) or make any other distribution with respect to its capital stock.

                  o. After the Initial Closing Date, and until such time as Oak designates a nominee to the Board of Directors pursuant to the Certificate of Designations, the Company will allow an Oak designee to attend all meetings of the Board of Directors and to receive all materials distributed to members of the Board of Directors in preparation for such meetings or at such meetings. The Company will pay the reasonable costs and expenses of the Oak designee associated with such attendance.

         5.       TRANSFER AGENT INSTRUCTIONS.

                  The Company shall issue irrevocable instructions to its transfer agent in the form attached hereto as EXHIBIT E (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"), and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares.

         6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  a. INITIAL CLOSING DATE. The obligation of the Company to issue and sell the Initial Preferred Shares to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                           (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                           (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                           (iii) Such Buyer shall have delivered to the Company the Purchase Price (less the amounts withheld pursuant to Section 4(h) in the case of Oak) for the Initial Preferred Shares being purchased by such Initial Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                           (iv) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

                           (v) The waiting period(s) (and any extension thereof) under the Hart-Scott Rodino Antitrust Improvement Acts of 1976 (the "HSR ACT"), if applicable, shall have expired or been terminated without any condition attached to such expiration or termination.

                  b. MANDATORY CLOSING DATE. The obligation of the Company hereunder to issue and sell the Mandatory Preferred Shares and the Warrants to each Mandatory Buyer at the Mandatory Closing is subject to the satisfaction, at or before such Mandatory Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Mandatory Buyer with prior written notice thereof:

                           (i) Such Mandatory Buyer shall have delivered to the Company the Purchase Price for the Mandatory Preferred Shares and the Warrants being purchased by such Mandatory Buyer at the Mandatory Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                           (ii) The representations and warranties of such Mandatory Buyer shall be true and correct in all material respects as of the date when made and as of the Mandatory Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Mandatory Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Mandatory Buyer at or prior to the Mandatory Closing Date.

                           (iii) The waiting period(s) (and any extension thereof) under the HSR Act, if applicable, shall have expired or been terminated without any condition attached to such expiration or termination.

         7.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  a. INITIAL CLOSING DATE.

                           (i) INITIAL BUYERS (OTHER THAN FOLLOW-ON INITIAL BUYERS). The obligation of each Initial Buyer (other than a Follow-On Initial Buyer) hereunder to purchase the Initial Preferred Shares from the Company at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each such Initial Buyer's sole benefit and may be waived by such Initial Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                                    (A) The Company shall have executed each of
                  the Transaction Documents and delivered the same to such Initial Buyer.

                                    (B) The Certificate of Designations, shall
                  have been filed with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to such Initial Buyer.

                                    (C) The representations and warranties of
                  the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date and except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Initial Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date and including an update as of the Initial Closing Date of the representation contained in Section 3(c) above. Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby agree that neither the consummation nor the failure to consummate the transactions contemplated by either the Viant

                  Merger Agreement or the Delano Merger Agreement shall be deemed to be (i) a material adverse change pursuant to Section 3(g) or (ii) a breach of any of the representations and warranties made by the Company pursuant to Section 3 of this Agreement.

                                    (D) Such Initial Buyer shall have received
                  the opinion of Katten Muchin Zavis Rosenman dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Initial Buyer and in substantially the form of EXHIBIT D attached hereto.

                                    (E) The Company shall have executed and
                  delivered to such Initial Buyer the Preferred Stock Certificates (in such denominations as such Initial Buyer shall request) for the Initial Preferred Shares being purchased by such Initial Buyer at the Initial Closing.

                                    (F) The Board of Directors of the Company
                  shall have adopted resolutions consistent with Section 3(b)(ii) above and in a form reasonably acceptable to such Initial Buyer (the "RESOLUTIONS").

                                    (G) As of the Initial Closing Date, the
                  Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Initial Preferred Shares, at least 3,825,000 shares of Common Stock.

                                    (H) The Irrevocable Transfer Agent
                  Instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent and the Company shall deliver a copy thereof to such Initial Buyer.

                                    (I) The Company shall have delivered to such
                  Initial Buyer a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) days of the Initial Closing Date.

                                    (J) The Company shall have delivered to such
                  Initial Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware as of a date within ten days of the Initial Closing Date.

                                    (K) The Company shall have delivered to such
                  Initial Buyer a secretary's certificate, dated as the Closing Date, certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the Initial Closing.

                                    (L) [Intentionally Omitted]
                  pursuant to which each such person agrees to vote all shares of Common Stock held by such person in favor of the matters described in Section 4(k).

                                    (M) The waiting period(s) (and any extension
                  thereof) under the HSR Act, if applicable, shall have expired or been terminated without any condition attached to such expiration or termination.

                                    (N) If requested by Oak, an Oak nominee
                  shall have been appointed to serve on the Company's Board of Directors effective as of the Initial Closing Date, and, if requested by Oak, such nominee and the Company shall have entered into an indemnification agreement, effective as of the Initial Closing Date and in a form acceptable to Oak.

                           (ii) FOLLOW-ON INITIAL BUYERS. The obligation of each Follow-On Initial Buyer hereunder to purchase the Initial Preferred Shares from the Company as of the Initial Closing is subject to the satisfaction, at or before the Initial Closing Deadline Date, of each of the following conditions, provided that these conditions are for each Follow-On Initial Buyer's sole benefit and may be waived by such Follow-On Initial Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                                    (A) The Company shall have executed each of
                  the Transaction Documents and delivered the same to such Follow-On Initial Buyer.

                                    (B) The Initial Closing shall have occurred.

                                    (C) Such Follow-On Initial Buyer shall have
                  received a copy of the opinion of Katten Muchin Zavis Rosenman delivered to the Initial Buyers at the Initial Closing dated as of the Initial Closing Date.

                                    (D) Such Follow-On Initial Buyer shall have
                  received a copy of the secretary's certificate and officer's certificate of the Company delivered to the Initial Buyers at the Initial Closing, each dated as of the Initial Closing Date.

                                    (E) The Company shall have executed and
                  delivered to such Follow-On Initial Buyer the Preferred Stock Certificates (in such denominations as such Follow-On Initial Buyer shall request) for the Initial Preferred Shares being purchased by such Follow-On Initial Buyer at the Initial Closing.

                  b. MANDATORY CLOSING DATE. The obligation of each Mandatory Buyer hereunder to purchase the Mandatory Preferred Shares and the Warrants from the Company at the Mandatory Closing is subject to the satisfaction, at or before the Mandatory Closing Date, of each of the following conditions, provided that these conditions are for each Mandatory Buyer's sole benefit and may be waived by such Mandatory Buyer at any time in its sole discretion:

                           (i) The Company shall have complied with and satisfied all of the requirements of Section 1(c).

                           (ii) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Mandatory Closing Date as though made at that time (except for the representation related to capitalization set forth in Section 3(c) which shall be true as of the date of this Agreement and except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) (provided that any material adverse development, change or amendment after the date hereof in any matter set forth on the Disclosure Letter or set forth in the 2002 Filings will not qualify as or otherwise constitute an exception for purposes of determining whether any representations and warranties of the Company are true and correct as of the Mandatory Closing Date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Mandatory Closing Date. Such Mandatory Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Mandatory Closing Date and including an update as of the Mandatory Closing Date of the representation contained in Section 3(c) above. Notwithstanding anything in this Agreement to the contrary, the parties hereto hereby agree that neither the consummation nor the failure to consummate the transactions contemplated by either the Viant Merger Agreement or the Delano Merger Agreement shall be deemed to be
         (i) a material adverse change pursuant to Section 3(g) or (ii) a breach of any of the representations and warranties made by the Company pursuant to Section 3 of this Agreement.

                           (iii) Such Mandatory Buyer shall have received the opinion of Katten Muchin Zavis Rosenman dated as of the Mandatory Closing Date, in form, scope and substance reasonably satisfactory to such Mandatory Buyer and in substantially the form of EXHIBIT D attached hereto.

                           (iv) The Company shall have executed and delivered to such Mandatory Buyer the Preferred Stock Certificates and the Warrants (in such denominations as such Mandatory Buyer shall request) for the Mandatory Preferred Shares and the Warrants being purchased by such Mandatory Buyer at the Mandatory Closing.

                           (v) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

                           (vi) The Irrevocable Transfer Agent Instructions shall remain in effect as of the Mandatory Closing Date and the Company shall cause its Transfer Agent to deliver a letter to the Mandatory Buyers to that effect.

                           (vii) The Company shall have delivered to such Mandatory Buyer a certificate evidencing the incorporation and good standing of the Company in Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) days of the Mandatory Closing Date.

                           (viii) The Company shall have delivered to such Mandatory Buyer a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten
         (10) days of the Mandatory Closing Date.

                           (ix) The Company shall have delivered to such Mandatory Buyer a secretary's certificate certifying as to (A) the Resolutions, (B) the Certificate of Incorporation and (C) the Bylaws, each as in effect at the Mandatory Closing.

                           (x) The Company shall have delivered to such Mandatory Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Mandatory Closing Date.

                           (xi) The waiting period(s) (and any extension thereof) under the HSR Act, if applicable, shall have expired or been terminated without any condition attached to such expiration or termination.

                           (xii) At Oak's election, an additional Oak nominee (or two Oak nominees if Oak did not elect a nominee at the Initial Closing or thereafter) shall have been appointed to serve on the Company's Board of Directors effective as of the Mandatory Closing Date, and such nominee(s) and the Company shall have entered into an indemnification agreement in form acceptable to Oak, effective as of the Mandatory Closing Date.

                           (xiii) The Company shall not have materially breached the Transaction Documents or the Certificate of Designations.

                           (xiv)  No Triggering Event shall have occurred.

         8.       GOVERNING LAW; MISCELLANEOUS.

                  a. GOVERNING LAW; JURISDICTION; JURY TRIAL. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective, with respect to a particular party, when counterparts have been signed by such party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein supersedes all other prior oral or written agreements between each Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including the term sheet related hereto), and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement may only be amended by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Initial Preferred Shares on the Initial Closing Date or, if prior to the Initial Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase at least two-thirds (2/3) of the Initial Preferred Shares, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

                  f. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same; or (iv) five (5) days after deposit in the U.S. Mail. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  divine, inc.
                  1301 North Elston Avenue
                  Chicago, Illinois  60622
                  Facsimile:        (773) 394-6603
                  Attention:        Jude M. Sullivan

         With a copy to:

                  Katten Muchin Zavis Rosenman
                  525 West Monroe Street
                  Suite 1600
                  Chicago, Illinois  60661-3693
                  Facsimile:        (312) 902-1061
                  Attention:        Robert Brantman

         If to the Transfer Agent:

                  Computershare Investor Services LLC
                  Two North LaSalle Street
                  Second Floor
                  Chicago, Illinois 60602
                  Facsimile:        (312) 601-4357
                  Attention:        Bruce Hartney

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds (2/3) of the Preferred Shares and the Conversion Shares then outstanding (on an as converted basis), including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 5(c) of the Certificate of Designations) with respect to which the Company is in compliance with Section 4(l) of this Agreement. No Buyer shall assign any of its rights hereunder without the consent of the Company.

                  h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. SURVIVAL. Unless this Agreement is terminated under Section 8(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closings; provided, however, that the covenants of the Company set forth in Sections 4, 5 and 8 shall terminate at such time as all of the Preferred Shares issued pursuant to this Agreement shall have been converted into Conversion Shares registered under a Registration Statement (as defined in the Registration Rights Agreement) (provided that such termination shall apply only to events occurring after such date). Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. PUBLICITY. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although Oak shall be consulted by the Company (and be given a reasonable opportunity to comment) in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  l. TERMINATION. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before ten (10) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Oak will have the option to terminate the obligations of all parties with respect to the Mandatory Closing under Sections 1(a), 1(c), 6(b) and 7(b) if the Mandatory Closing does not occur on or before August 7, 2002, provided that such option shall not be available to Oak if Oak has materially breached or otherwise not complied with its obligations under this Agreement and such breach or failure to comply is the cause of the failure of the Mandatory Closing to occur on or before such date.

                  m. PLACEMENT AGENT. The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Preferred Shares and the related Warrants. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

                  n. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  o. REMEDIES. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  p. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to the Registration Rights Agreement, the Certificate of Designations or Warrants or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   * * * * * *

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    COMPANY:

                                    DIVINE, INC.


                                    By:   /s/ Jude M. Sullivan
                                       -----------------------------------------
                                       Name:     Jude M. Sullivan
                                       Title:     Senior Vice President and
                                                  General Counsel

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    BUYERS:

                                    OAK INVESTMENT PARTNERS IX, LIMITED
                                    PARTNERSHIP


                                    /s/ Fredric W. Harman
                                    --------------------------------------------
                                    Fredric W. Harman
                                    Managing Member of Oak Associates IX, LLC
                                    The General Partner of Oak Investment
                                    Partners IX, Limited Partnership

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    BUYERS:

                                    OAK IX AFFILIATES FUND, LIMITED PARTNERSHIP

                                    /s/ Fredric W. Harman
                                    --------------------------------------------
                                    Fredric W. Harman
                                    Managing Member of Oak IX Affiliates, LLC
                                    The General Partner of Oak IX Affiliates
                                    Fund, Limited Partnership

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    BUYERS:

                                    OAK IX AFFILIATES FUND-A, LIMITED
                                    PARTNERSHIP


                                    /s/ Fredric W. Harman
                                    --------------------------------------------
                                    Fredric W. Harman
                                    Managing Member of Oak IX Affiliates, LLC
                                    The General Partner of Oak IX Affiliates
                                    Fund-A, Limited Partnership

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    BUYERS:

                                    OAK INVESTMENT PARTNERS X LIMITED
                                    PARTNERSHIP


                                    /s/ Fredric W. Harman
                                    --------------------------------------------
                                    Fredric W. Harman
                                    Managing Member of Oak Associates X, LLC
                                    The General Partner of Oak Investment
                                    Partners X, Limited Partnership

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    BUYERS:

                                    OAK X AFFILIATES FUND, LIMITED PARTNERSHIP


                                    /s/ Fredric W. Harman
                                    --------------------------------------------
                                    Fredric W. Harman
                                    Managing Member of Oak X Affiliates, LLC
                                    The General Partner of Oak X Affiliates
                                    Fund, Limited Partnership

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    BUYERS:


                                    --------------------------------------------
                                    Peter Lynch

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    BUYERS:


                                    /s/ Andrew J. Filipowski
                                    --------------------------------------------
                                    Andrew J. Filipowski

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    BUYERS:


                                    --------------------------------------------


                                    By:_________________________________________
                                       Name:
                                       Its: